Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is entered into as of this 30th day of June, 2011, by and among Public Storage, a Maryland real estate investment trust (“PSA”), PS Orangeco Partnerships, Inc., a California corporation (“PSOP”), Public Storage Partners, Ltd., a California limited partnership (“PSP1”), Public Storage Partners II, Ltd., a California limited partnership (“PSP2”), Public Storage Properties, Ltd., a California limited partnership (“PSP3”), Public Storage Properties IV, Ltd., a California limited partnership (“PSP4”), Public Storage Properties V, Ltd., a California limited partnership (“PSP5”), Public Storage Partners Merger Co., Inc., a California corporation (“Sub1”), Public Storage Partners II Merger Co., Inc., a California corporation (“Sub2”), Public Storage Properties Merger Co., Inc., a California corporation (“Sub3”), Public Storage Properties IV Merger Co., Inc., a California corporation (“Sub4”) and Public Storage Properties V Merger Co., Inc., a California corporation (“Sub5”).  PSP1, PSP2, PSP3, PSP4 and PSP5 are sometimes individually referred to as a “Partnership” and collectively referred to as the “Partnerships”.  Sub1, Sub2, Sub3, Sub4 and Sub5 are sometimes individually referred to as a “Sub” and collectively referred to as the “Subs”.

A.      This Agreement provides for (1) the merger of PSOP with and into PSA in accordance with the provisions of Section 1113 of the California General Corporation Law, as amended (the “CGCL”) and the provisions of Section 501.1 of the Maryland REIT Law, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”), and then (2) the mergers of the Subs with and into the Partnerships as more particularly described below in accordance with the applicable provisions of the CGCL and the California Uniform Limited Partnership Act of 2008, as amended (the “CULPA”).  Each of the Subs is a wholly-owned subsidiary of PSA.

B.      (1) The Board of Directors of PSOP and the Board of Trustees of PSA believe that it is in the best interests of PSOP and PSA to enter into and complete this Agreement and they have approved this agreement and the proposed merger of PSOP with and into PSA, and (2) the Board of Trustees of PSA, the Board of Directors of each Sub and the general partners of the Partnerships believe that it is in the best interests of PSA, each such Sub and the respective Partnerships to enter into and complete this Agreement and they have approved this Agreement and the proposed mergers of the Subs with and into the Partnerships.

C.      The Partnership Mergers (as defined in Section 3.1 below) shall immediately follow the PSOP Merger (as defined in Section 2.1 below).

D.      Public Storage is a general partner of all of the Partnerships and B. Wayne Hughes (“Hughes”) is a general partner of PSP3, PSP4 and PSP5.  Pursuant to a separate agreement, Hughes has agreed to resign as a general partner of PSP3, PSP4 and PSP5 immediately following the merger of the respective Sub with and into the respective Partnership.

E.      PSA and Hughes (and members of his family) collectively own more than 90% of the outstanding shares of each class of capital stock of PSOP and have approved the PSOP Merger.  PSA and Hughes (and members of his family) collectively own more than 50% of the Units (as defined in Section 3.3 below) in each of the Partnerships and have approved each of the Partnership Mergers.

NOW, THEREFORE, the parties agree as follows:

1.             Adoption of Plan.  The parties hereby adopt the Plan of Reorganization hereinafter set forth.

2.             The Merger of PSOP and PSA.

2.1           Completion of the Merger of PSOP and PSA.  Immediately preceding the initial Effective Time (as defined in Section 3.1 below), PSOP will be merged with and into PSA (the “PSOP Merger”) in accordance with the terms, conditions and provisions of this Agreement and the applicable provisions of the CGCL and the Maryland REIT Law. PSOP and PSA shall cause the PSOP Merger to be completed by filing (1) a Certificate of Merger in appropriate form with the Office of the California Secretary of State in accordance with the applicable provisions of the CGCL and (2) Articles of Merger in appropriate form with the Maryland State Department of Assessments and Taxation (the “Maryland SDAT”) in accordance with applicable provisions of the Maryland REIT Law (the “Maryland Articles” and, together with the Certificate of Merger referenced in clause (1), the “Merger Certificate”).  The PSOP Merger shall become effective on the time and date specified in the Merger Certificate.

2.2           Effect of the PSOP Merger.  Upon the effectiveness of the PSOP Merger:

2.2.1           PSOP and PSA.  The separate corporate existence of PSOP shall cease and PSA shall thereupon succeed, without other transfer, to all the rights and property of PSOP and shall be subject to all the debts and liabilities of PSOP in the same manner as if PSA had itself incurred them; all rights of creditors and all liens upon the property of PSOP and PSA shall be preserved unimpaired, provided that such liens upon property of PSOP shall be limited to the property affected thereby immediately prior to the effectiveness of the PSOP Merger; and any action or proceeding pending by or against PSOP may be prosecuted to judgment, which shall bind PSA, or PSA may be proceeded against or substituted in its place.

2.2.2.           Declaration of Trust and Bylaws; Management.  The declaration of trust and bylaws of PSA, and the composition of the Board of Trustees and officers of PSA, shall remain unchanged after the PSOP Merger.

2.2.3.           PSOP’s Partnership Ownership Ascribed to PSA.  The PSOP Merger will take place prior to the Partnership Mergers described below.  References below to interests in the Partnerships held by PSA include the interests that PSA will acquire from PSOP prior to the Partnership Mergers as a result of the PSOP Merger.

2.3           Conversion of Shares of PSOP.  Subject to Sections 2.4 and 2.5 hereof, upon the effectiveness of the PSOP Merger, each share of capital stock of PSOP (other than shares held by PSA and holders of Dissenting PSOP Shares (as defined in Section 2.4 below)) shall be converted into and shall represent the right to receive $32.38 in cash.  As soon as practicable after the effectiveness of the PSOP Merger, the registered holders of shares of capital stock of PSOP (other than shares held by PSA and holders of Dissenting PSOP Shares) shall be paid the cash to which they are entitled under this Agreement.

2.4           Dissenting PSOP Shares.  Shares of capital stock of PSOP held by a shareholder of PSOP who has demanded and perfected his right to appraisal of such shares in accordance with Section 1300 et seq. of the CGCL and who has not effectively withdrawn or lost his right to appraisal (“Dissenting PSOP Shares”) shall not be converted into or represent the right to receive cash, but the holder thereof shall be entitled only to such rights as are granted by Section 1300 et seq. of the CGCL.

2.5           Cancellation of PSOP Shares Held by PSA.  Upon the effectiveness of the PSOP Merger, shares of capital stock of PSOP held by PSA shall be cancelled and retired and no cash shall be exchangeable with respect thereto.

2.6           PSA Shares Unaffected.  The PSOP Merger shall effect no change in any of the outstanding shares of beneficial interest of PSA, and no cash or securities shall be exchangeable with respect to such shares.

3.             The Mergers of the Partnerships and the Subs.

3.1           Completion of the Partnership Mergers.  At the applicable Effective Time (as defined below), in accordance with the terms, conditions and provisions of this Agreement and the applicable Certificate of Merger: (1) Sub1 will be merged with and into PSP1, (2) Sub2 will be merged with and into PSP2, (3) Sub3 will be merged with and into PSP3, (4) Sub4 will be merged with and into PSP4 and (5) Sub5 will be merged with and into PSP5 (individually, a “Partnership Merger” and collectively, the “Partnership Mergers”).  Each Partnership Merger shall become effective at the time at which the Certificate of Merger in the form prescribed by the California Secretary of State as provided in Section 15911.14 of the CULPA (each, a “Certificate of Merger” and collectively, the “Certificates of Merger”) related to such Partnership Merger is filed with the California Secretary of State in accordance with the CULPA, except that if a Certificate of Merger specifies a date subsequent to the date of such filing on which such Partnership Merger is to become effective, such Partnership Merger shall become effective on such specified subsequent date (each time and date of effectiveness of a Partnership Merger, an “Effective Time”).  No Partnership Merger is conditioned on any other Partnership Merger, and the Effective Time of one Partnership Merger may, but need not, be the same as the Effective Time of any other Partnership Merger.

3.2           Effect of Each Partnership Merger.  At the applicable Effective Time:

3.2.1           Constituent Entities.  The separate corporate existence of the applicable merged Sub shall cease and the surviving Partnership shall thereupon succeed, without other transfer, to all the rights and property of such merged Sub and shall be subject to all the debts and liabilities of such merged Sub in the same manner as if the surviving Partnership had itself incurred them; all rights of creditors and all liens upon the property of each of the merged Sub and surviving Partnership shall be preserved unimpaired, provided that such liens upon property of the merged Sub shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against the merged Sub may be prosecuted to judgment, which shall bind the surviving Partnership, or the Partnership may be proceeded against or substituted in its place.

3.2.2           Partnership Agreements.  The partnership agreement of the surviving Partnership in effect at the Effective Time shall continue in full force and effect until amended or terminated as provided in such partnership agreement or as provided by law.

3.2.3           General Partners.  PSA shall remain as the general partner with the same interests in the Partnership that it owned immediately prior to the Effective Time. The economic rights relating to the general partnership interests in the Partnership not owned by PSA, in the case of the Partnership Mergers involving PSP3, PSP4 and PSP5, as applicable, shall be converted into and shall represent thereafter only the right to receive cash in respect of such interests in the following amounts:  PSP3 - $3,292,269, PSP4 - $5,820,580 and PSP5 - $4,339,909. As soon as practicable after the applicable Effective Time, the holders of such general partnership interests shall be paid the cash to which they are entitled hereunder in respect of such interests, less any applicable withholdings pursuant to Section 3.3.3 hereof.

3.3           Conversion of Partnership Units.  The manner of converting the outstanding units of limited partnership interest of the Partnerships (the “Units”), other than Units held by PSA, into cash or common shares ($.10 par value) of beneficial interest of PSA (the “PSA Shares”) shall be as follows:

3.3.1           Cash Election.  At the Effective Time, each Unit as to which a cash election has been made in accordance with the provisions of Section 3.5 hereof and has not been revoked, relinquished or lost pursuant to Section 3.5 hereof (each, a “Cash Election Unit” and, together, the “Cash Election Units”) shall be converted into and shall represent the right to receive cash in respect of such Unit in the following amounts:  PSP1 - $2,740.85, PSP2 - $4,187.08, PSP3 - $2,373.31, PSP4 - $2,097.95 and PSP5 - $1,422.06 (each such amount in respect of a particular Partnership, the “Cash Election Price”). As soon as practicable after the Effective Time, the registered holders of Cash Election Units shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Units, less any applicable withholdings as provided in Section 3.3.3 hereof.

3.3.2           Share Exchange.  At each Effective Time, subject to Sections 3.4 and 3.5 hereof, each Unit (other than Cash Election Units and Units owned by PSA) shall be converted into the right to receive a number of PSA Shares equal to, rounded to the nearest thousandth, the quotient (the “Conversion Number”) derived by dividing the Cash Election Price by the average of the per share closing prices on the New York Stock Exchange, Inc. (the “NYSE”) of the PSA Shares during the 20 consecutive trading days ending on the fifth trading day prior to such Effective Time (the “Average PSA Share Price”). If, prior to any such Effective Time, PSA should split or combine the PSA Shares, or pay a share dividend, the Conversion Number will be appropriately adjusted to reflect such action.

3.3.3.           Withholding.  Notwithstanding anything to the contrary contained herein, PSA (or its designated affiliate) shall be entitled to deduct and withhold from any consideration payable in respect of any Unit in connection with any Partnership Merger or otherwise pursuant to this Agreement such amounts as PSA reasonably believes it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other provision of federal, state, local or foreign tax law.

3.4           No Fractional Shares.  Notwithstanding any other term or provision of this Agreement, no fractional PSA Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Partnership Mergers. In lieu of any such fractional share interests, each holder of Units in a particular Partnership who would otherwise be entitled to a fractional share with respect to a particular Partnership will be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (1) the Average PSA Share Price for the applicable Partnership by (2) the fractional interest.

3.5           Procedure for Cash Election.  At the time of the mailing of the Information Statement provided for in Section 8.3 hereof, PSA will send to each holder of record of Units a cash or stock election form (the “Form of Election”) providing such holder with the option to elect to receive the Cash Election Price with respect to all of such holder’s Units.  A holder of Units may not make a cash election as to the less than all of the Units owned by such holder.  Any such election to receive the cash payment contemplated by Section 3.3.1 hereof shall have been properly made only if Computershare Trust Company, N.A. (the “Exchange Agent”) shall have received at its designated office, not later than 5:00 p.m., New York time, on the date specified therein (the “Cash Election Deadline”), and Form of Election properly completed in accordance with its terms. Any Form of Election may be revoked by the person submitting the same to the Exchange Agent only by written notice received by the Exchange Agent prior to the Cash Election Deadline. In addition, all Forms of Election in respect of a Partnership Merger shall automatically be revoked if the Exchange Agent is notified in writing by the parties hereto that such Partnership Merger has been abandoned. The Exchange Agent may determine whether or not elections to receive cash have been properly made or revoked pursuant to this Section 3.5, and any such determination shall be conclusive and binding. If the Exchange Agent determines that any election to receive cash was not properly or timely made, the Units covered thereby shall not be treated as Cash Election Units, and shall be converted into PSA Shares (together with cash in lieu of fractions thereof, if applicable) upon the Effective Time of the applicable Partnership Merger as provided in Sections 3.3.2 and 3.4 hereof. The Exchange Agent may, with the agreement of PSA and the Partnerships, establish such procedures, not inconsistent with this Section 3.5, as may be necessary or desirable to implement this Section 3.5.

3.6           Conversion of Shares of Subs.  At the applicable Effective Time, the shares of capital stock of Sub1, Sub2, Sub3, Sub4 and Sub5 shall be converted into an aggregate of 5,351 PSP1 Units, 9,890 PSP2 Units, 20,000 PSP3 Units, 40,000 PSP4 Units and 44,000 PSP5 Units, respectively.

3.7           Cancellation of Units Owned by PSA.  At the applicable Effective Time, any Units owned by PSA (other than Units acquired pursuant to Section 3.6 hereof) shall be cancelled and retired and no shares shall be issuable, and no cash shall be exchangeable, with respect thereto.

3.8           Delivery of PSA Shares.  As soon as practicable after the applicable Effective Time, each holder of Units that were converted into the right to receive PSA Shares pursuant to Section 3.3.2 shall be provided a certificate, or other appropriate evidence of ownership in electronic or other book-entry format, representing the number of whole PSA Shares into which such Units shall have been converted as provided in Section 3.3.2 hereof, together with cash payment in lieu of fractional share interests, if any, as provided in Section 3.4 hereof, less any applicable withholdings as provided in Section 3.3.3 hereof.

4.             Closing.

4.1           Time and Place of Closing.  Unless this Agreement shall have been earlier terminated or abandoned in respect of a particular merger, the closing of each such merger (the “Closing”) shall take place as promptly as practicable after the Cash Election Deadline and following the satisfaction or waiver of the last of the conditions set forth in Section 9 hereof at such time and place as PSA may designate. The date of the Closing shall be referred to as the “Closing Date.”

4.2           Execution and Filing of Certificates of Merger.  At or before the Closing, the applicable parties shall execute the applicable Certificates of Merger for filing with the California Secretary of State or the Maryland Articles for filing with the Maryland SDAT, as the case may be, pursuant to applicable provisions of California and Maryland law.

5.             Representations, Warranties and Agreements of PSOP.  PSOP represents, warrants and agrees with PSA that:

5.1         Authorization.  (1) The execution, delivery and performance of this Agreement by PSOP has been duly authorized and approved by all necessary action of PSOP, and (2) PSOP has the necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

5.2         Organization and Related Matters. PSOP is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease and operate its properties and to carry on its business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on its business, properties, results of operations or financial condition.

5.3         Capital Stock.  PSOP has outstanding 15,340 voting and 1,448,798 nonvoting shares, all of which have been duly and validly authorized and issued, and are fully paid and nonassessable.  There are no options or agreements to which PSOP is a party or by which it is bound calling for or requiring the issuance of additional shares.

5.4         Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation by PSOP of the transactions contemplated hereby will:  (i) conflict with or result in any breach of any provision of its articles of incorporation or bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the CGCL and the Maryland Articles pursuant to the Maryland REIT Law, (C) as may be required by any applicable state securities or takeover laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSOP or adversely affect the ability of PSOP to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSOP is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSOP or adversely affect the ability of PSOP to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSOP or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSOP or adversely affect the ability of PSOP to consummate the transactions contemplated hereby.

5.5          Litigation.  There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSOP, threatened against PSOP or involving any of its properties or assets.

5.6          S-4 Registration Statement and Information Statement.  None of the information supplied or to be supplied by PSOP for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement (as such terms are defined in Section 8.3 below) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.7           Insurance.  All material insurance of PSOP is currently in full force and effect and PSOP has reported all claims and occurrences to the extent required by such insurance.

5.8           Disclosure.  The representations and warranties by PSOP in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

6.             Representations, Warranties and Agreements of the Partnerships.  Each of the Partnerships represents, warrants and agrees, as to itself and not as to any other Partnership, with PSA that:

6.1           Authorization.  (i) The execution, delivery and performance of this Agreement by the Partnership has been duly authorized and approved by all necessary action of the Partnership, and (2) the Partnership has the necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

6.2           Organization and Related Matters.  The Partnership is a limited partnership duly organized, existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on its business, properties, results of operations or financial condition.

6.3           Units.  PSP1, PSP2, PSP3, PSP4 and PSP5 have 5,351, 9,890, 20,000, 40,000 and 44,000, outstanding Units, respectively.  All outstanding Units have been duly and validly authorized and issued, and are fully paid and nonassessable. There are no options or agreements to which the Partnership are parties or by which they are bound calling for or requiring the issuance of additional Units.

6.4           Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement nor the consummation by such Partnership of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its partnership agreement; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (B) the filing of the applicable Certificate of Merger pursuant to the CULPA and the CGCL, (C) as may be required by any applicable state securities or takeover laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on such Partnership or adversely affect the ability of such Partnership to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which such Partnership is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on such Partnership or adversely affect the ability of such Partnership to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Partnership or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on such Partnership or adversely affect the ability of such Partnership to consummate the transactions contemplated hereby.

6.5           Litigation.  There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of the Partnership, threatened against such Partnership or involving any of its properties or assets.

6.6           SEC Reports.  Since January 1, 2008, each of PSP3, PSP4 and PSP5 has filed all forms, reports and documents with the Securities and Exchange Commission (“SEC”) required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the “Partnership SEC Reports”). None of the Partnership SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.7           Financial Statements.  The financial statements included in the Partnership SEC Reports complied, and the financial statements of each Partnership to be included in the S-4 Registration Statement and the Information Statement will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The financial statements of the Partnership have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of the Partnership as of their respective dates, and the results of operations of the Partnership for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

6.8           Absence of Certain Changes or Events.  Since January 1, 2011, the business of the Partnership has been carried on only in the ordinary and usual course and, except as disclosed in the Information Statement (as such term is defined in Section 8.3 below), there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

6.9            S-4 Registration Statement and Information Statement.  None of the information supplied or to be supplied by the Partnership for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement (as such terms are defined in Section 8.3 below) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.10           Insurance.  All material insurance of the Partnership is currently in full force and effect and the Partnership has reported all claims and occurrences to the extent required by such insurance.

6.11          Disclosure.  The representations and warranties by the Partnership in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

7.             Representations, Warranties and Agreements of PSA and the Subs.  PSA hereby represents, warrants and agrees with PSOP and the Partnerships that:

7.1           Authorization.  The execution, delivery and performance of this Agreement by PSA and each of the Merger Subs have been duly authorized and approved by all necessary action, and PSA and each of the Merger Subs have the necessary power and authority to enter into this Agreement, to perform its respective obligations hereunder and to complete the transactions contemplated hereby.

7.2           Organization and Related Matters.  PSA is a real estate investment trust duly organized, existing and in good standing under the laws of the State of Maryland and each of the Merger Subs is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the property is owned, leased or operated by it or the nature of its business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on its business, properties, results of operations or financial condition.

7.3           Authorized Shares.  The authorized shares of beneficial interest of PSA consist of (1) 650,000,000 common shares of beneficial interest ($.10 par value), 169,252,819 of which were issued and outstanding at December 31, 2010, (2) 100,000,000 equity shares of beneficial interest ($.01 par value), none of which were issued and outstanding at December 31, 2010 and (3) 100,000,000 preferred shares of beneficial interest ($.01 par value), 486,390 of which were issued and outstanding at December 31, 2010.  The authorized shares of each of the Merger Subs consist of 100 shares of common stock, all of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding common shares of beneficial interest, equity shares of beneficial interest and preferred shares of beneficial interest of PSA and all of the issued and outstanding shares of common stock of each of the Merger Subs have been duly and validly authorized and issued, and are fully paid and nonassessable. The issuance of the PSA Shares in the Partnership Mergers has been duly and validly authorized and, when issued and delivered as provided in this Agreement, the PSA Shares will have been duly and validly issued, fully paid and nonassessable; and the shareholders of PSA have no preemptive rights with respect to any shares of beneficial interest in PSA.

7.4           Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement nor the consummation by PSA or any of the Merger Subs of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the applicable declaration of trust, articles of incorporation or bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (B) the filing of the Certificates of Merger pursuant to the CULPA in the case of the Partnership Mergers and the filing of the Certificate of Merger pursuant to the CGCL and the Maryland Articles pursuant to the Maryland REIT Law in the case of the PSOP Merger, (C) as may be required by any applicable state securities or takeover laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSA or the applicable Merger Sub or adversely affect the ability of PSA or the applicable Merger Sub to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSA or the applicable Merger Sub is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSA or the applicable Merger Sub or adversely affect the ability of PSA or the applicable Merger Sub to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 7.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSA or the applicable Merger Sub or their properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSA or the applicable Merger Sub or adversely affect the ability of PSA or the applicable Merger Sub to consummate the transactions contemplated hereby.

7.5           Litigation.  There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSA, threatened against PSA or the Merger Subs or involving any of their properties or assets.

7.6           SEC Reports.  Since January 1, 2008, PSA has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the “PSA SEC Reports”). None of the PSA SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.7           Financial Statements.  The financial statements included in the PSA SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSA as of their respective dates, and the results of operations of PSA for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

7.8           Absence of Certain Changes or Events.  Since January 1, 2011, the business of PSA and the Merger Subs have been carried on only in the ordinary and usual course and there has not been any material adverse change in their business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect their properties, business or results of operations.

7.9           S-4 Registration Statement and Information Statement.  None of the information supplied or to be supplied by PSA for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement (as those terms are defined in Section 8.3 below) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

7.10          Insurance.  All material insurance of PSA and the Merger Subs is currently in full force and effect and PSA and the Merger Subs have reported all claims and occurrences to the extent required by such insurance.

7.11          Disclosure.  The representations and warranties by PSA and the Merger Subs in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

8.             Covenants and Agreements.

8.1           Ordinary Course.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of PSA, PSOP and the Partnerships will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to: (a) preserve intact its present business, organization and goodwill, (b) maintain all permits, licenses and authorizations required by applicable laws, and (c) keep available the services of its present employees and preserve its relationships with customers, suppliers, lenders, lessors, governmental entities and others having business or regulatory dealings with it. The Partnerships will not issue any Units or debt securities convertible into Units. PSOP will not issue any shares of capital stock or debt securities convertible into shares of capital stock.  PSA, PSOP and the Partnerships will promptly notify the others of any event or occurrence not in the ordinary and usual course of business which may have a material adverse effect on the properties or financial condition of such party.

8.2           Acquisition Proposals.  PSOP and the Partnerships will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or similar transaction involving PSOP and the Partnerships, or any purchase of all or any significant portion of their assets, or any equity interest in them, other than the transactions contemplated hereby (an “Acquisition Proposal”), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that PSOP’s board of directors and the Partnerships’ general partners may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives with persons who have sought the same if the failure to provide such information or participate in such negotiations and discussions might cause PSOP’s board of directors or the general partners of the Partnerships to breach their fiduciary duty to the shareholders of PSOP or the limited partners of the Partnerships, respectively, under applicable law as advised by counsel. PSOP and the Partnerships will notify PSA immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with PSOP and the Partnerships, and will keep PSA informed of the status and terms of any such proposals and any such negotiations or discussions.

8.3           Registration and Information Statement.  PSA will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the “S-4 Registration Statement”) containing an information statement, notice of action without a meeting and prospectus, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the PSA Shares to be issued to holders of Units in the Partnership Mergers (such information statement, notice of action without a meeting and prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms to be mailed to the limited partners of the Partnerships, being herein called the “Information Statement”). The Partnerships and PSOP will, as promptly as practicable furnish such information as PSA shall reasonably request in connection with preparing the S-4 Registration Statement.  PSA and the Partnerships will use their best efforts to have or cause the S-4 Registration Statement to be declared effective by the SEC as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and the Partnerships will use their best efforts to cause the Information Statement and the Form of Election and related materials to be mailed to their limited partners at the earliest practicable date. Each of the Partnerships agrees that (i) if at any time prior to the applicable Effective Time any event with respect to Partnerships should occur which is required to be described in an amendment of, or a supplement to, the Information Statement or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the limited partners of such Partnership and (ii) the Information Statement will (with respect to the Partnerships) comply as to form in all material respects with the requirements of the federal securities laws. PSA agrees that (i) if at any time prior to the Effective Time any event with respect to PSA should occur which is required to be described in an amendment of, or a supplement to, the Information Statement or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the limited partners of the Partnerships and (ii) the Information Statement will (with respect to PSA) comply as to form in all material respects with the requirements of the federal securities laws.

8.4           Best Efforts.  Each of PSOP, the Partnerships and PSA shall: (i) promptly make its respective filings and thereafter make any other required submissions under all applicable laws with respect to the PSOP Merger and the Partnership Mergers and the other transactions contemplated hereby; and (ii) use its best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

8.5           Registration and Listing of PSA Shares.  PSA will use its best efforts to register the PSA Shares under the applicable provisions of the Securities Act and to cause the PSA Shares to be listed for trading on the NYSE upon official notice of issuance.

8.6           Distributions.  The Partnerships will not declare or pay any cash distributions to its partners, except the Partnerships will make (i) quarterly distributions consistent with the partnership agreements for each Partnership, and (ii) distributions to its partners of record immediately prior to the Effective Time of any increase in the Partnership’s Net Asset Value (as defined below) between March 31, 2011 and the Effective Time, which will be distributed as soon as practicable after the Effective Time among the partners in the same manner as regular quarterly distributions (i.e., 25% to the general partners and the balance among the partners in proportion to their capital contributions).  For this purpose, the Net Asset Value of a Partnership is the sum of (a) the fair market value as of March 31, 2011 of its properties, as determined by appraisal by Cushman & Wakefield, (b) the book value of its non-real estate assets as of the date of determination and less (c) its liabilities as of the date of determination.  The determination of book value and liabilities shall be from the Partnerships’ financial statements prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods, except that for purposes of determining the Net Asset Value of a Partnership, (a) Stor-RE shall be valued by taking into account the closing price of PSA common shares on the New York Stock Exchange on the date of determination and (b) the book value of a Partnership’s non-real estate assets shall include an amount equal to 50% of the “Access Fees” (as defined in the Partnerships’ financial statements) paid by Public Storage’s tenant reinsurance subsidiary to the Partnership during the twelve months ended March 31, 2011. If a determination is to be made on other than the last day of a month, calculations will be made by prorating the relevant amounts as reported for the full month. PSOP will not, at any time prior to the PSOP Merger, declare of pay any distributions to its shareholders, except that PSOP will make such distributions as may be necessary to ensure that all of PSOP’s current and accumulated taxable income shall have been distributed through the date of the PSOP Merger.

9.             Conditions.

9.1           Conditions to Each Party’s Obligations.  The respective obligations of each party to consummate the transactions contemplated by this Agreement to which it is a party are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part, to the extent permitted by applicable law:

9.1.1           Notice to Limited Partner and Shareholders.  The limited partners of the Partnerships and the shareholders of PSOP shall have been provided such notice as may be required under applicable federal and state law and any applicable waiting periods under such laws shall have elapsed.

9.1.2           Governmental and Regulatory Consents.  All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been made or obtained (as the case may be) without material restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a material adverse effect on PSA, PSOP or the Partnerships, as applicable.

9.1.3           Litigation.  No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action which prohibits the consummation of the transactions contemplated by this Agreement and no legal action challenging such transactions shall be pending.

9.1.4           Registration Statement.  The S-4 Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under federal and state securities laws relating to the issuance or trading of the PSA Shares shall have been received.

9.1.5           Listing of PSA Shares on NYSE.  The PSA Shares shall have been approved for listing on the NYSE upon official notice of issuance.

9.1.6           Fairness Opinion.  The Partnerships shall have received the opinions of Robert A. Stanger & Co., Inc. in form and substance satisfactory to them to the effect that the consideration to be received by their limited partners (other than PSA and Hughes) in the Partnership Mergers is fair to such limited partners from a financial point of view, and such opinions shall not have been withdrawn or revoked.

9.2           Conditions to Obligations of PSA.  The obligations of PSA to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSA to the extent permitted by applicable law:

9.2.1           Accuracy of Representations; Performance of Agreements.  Each of the representations and warranties of PSOP and the Partnerships contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSOP and the Partnerships shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

9.2.2           Certificate of General Partners.  PSA shall have received such certificates of the general partners of the Partnerships and of the officers of PSOP as PSA may reasonably request in connection with the Closing, to the effect that, to the best of their knowledge, all representations and warranties of the Partnerships contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSOP and the Partnerships have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

9.2.3           Title to Properties; Environmental Audits.  PSA in its sole discretion shall be satisfied as to the status of title to (including the existence and effect of liens and encumbrances), and the results of any environmental audit of, each of the real properties owned by the Partnerships.

9.2.4           Trading Price of PSA Shares.  The average of the per share closing prices of the PSA Shares on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the applicable Effective Time (the “Average PSA Share Price”) shall be not less than $95.00.

9.3           Conditions to Obligations of PSOP.  The obligations of PSOP to consummate the PSOP Merger as contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSOP to the extent permitted by applicable law:

9.3.1           Accuracy of Representations; Performance of Agreements.  Each of the representations and warranties of PSA contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSA shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

9.3.2           Certificate of Officers.  PSOP shall have received such certificates of officers of PSA as PSOP may reasonably request in connection with the Closing, including upon request a certificate satisfactory to PSOP of the Chief Executive Officer and the Chief Financial Officer of PSA, to the effect that, to the best of their knowledge, all representations and warranties of PSA contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSA have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

9.4           Conditions to Obligations of the Partnerships.  The obligations of the Partnerships to consummate the respective Partnership Mergers contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by the Partnerships to the extent permitted by applicable law:

9.4.1           Accuracy of Representations; Performance of Agreements.  Each of the representations and warranties of PSA contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSA shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

9.4.2           Certificate of Officers.  The Partnerships shall have received such certificates of officers of PSA as the Partnerships may reasonably request in connection with the Closing, including upon request certificates satisfactory to the Partnerships of the Chief Executive Officer and the Chief Financial Officer of PSA, to the effect that, to the best of their knowledge, all representations and warranties of PSA contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSA have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

9.4.3           Closing of PSOP Merger.  The PSOP Merger shall have been completed in accordance with the terms set forth in this Agreement and the applicable Merger Certificates.

9.5           Partnership Mergers Not Cross-Conditioned.  Notwithstanding anything in this Agreement to the contrary, none of the Partnership Mergers is conditioned on the completion of any other Partnership Merger.

10.             Termination.

10.1           Termination by Mutual Consent.  This Agreement may be terminated and the PSOP Merger and any of the Partnership Mergers may be abandoned at any time prior to the Effective Time by the written consent of PSA, on the one hand, and PSOP or the applicable Partnership, on the other hand.

10.2           Termination by PSA, PSOP or the Partnerships.  This Agreement may be terminated and the PSOP Merger and any of the Partnership Mergers may be abandoned by action of the Board of Trustees of PSA or the Board of Directors of PSOP or by each general partner of a Partnership if (i) the PSOP Merger and the applicable Partnership Merger shall not have been consummated by March 31, 2012 (provided that the right to terminate this Agreement under this Section 10.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the PSOP Merger or the applicable Partnership Merger, as the case may be, to occur on or before such date); or (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the PSOP Merger or the applicable Partnership Merger, as the case may be, and such order, decree, ruling or other action shall have become final and non-appealable.

10.3           Termination by PSA.  This Agreement may be terminated by PSA, and the PSOP Merger and any of the Partnership Mergers may be abandoned at any time prior to the applicable Effective Time, if (i) PSOP or any of the Partnerships shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to such party of such failure to comply, or (ii) any representation or warranty of PSOP or any of the Partnerships contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to PSOP or the applicable Partnership of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

10.4           Termination by PSOP.  This Agreement may be terminated by PSOP and the PSOP Merger may be abandoned at any time prior to the Effective Time if (i) PSA shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSA at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to PSA of such failure to comply, or (ii) any representation or warranty of PSA contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to PSA of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

10.5           Termination by the Partnerships.  This Agreement may be terminated by any of the Partnerships and the applicable Partnership Merger may be abandoned at any time prior to the Effective Time, if (i) PSA shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSA at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to PSA of such failure to comply, or (ii) any representation or warranty of PSA contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to PSA of the inaccuracy or breach, or on and as of the closing as if made on and as of the Closing Date.

10.6           Effect of Termination and Abandonment.  In the event of termination of this Agreement and abandonment of the PSOP Merger or any of the Partnership Mergers pursuant to this Section 10, no party (or any trustees, directors, officers, employees, agents or representatives of any party) shall have any liability or further obligation to any other party or any person who controls a party within the meaning of the Securities Act, except as provided in Section 11 below and except that nothing herein will relieve any party from liability for any breach of this Agreement.

11.             Miscellaneous.

11.1           Payment of Expenses.  If the PSOP Merger or any of the Partnership Mergers is consummated, PSA shall pay all the expenses incurred by it and the parties to such consummated merger incident to preparing for, entering into and carrying out this Agreement and the consummation of such merger. If the PSOP Merger or any of the Partnership Mergers is not consummated, each of the parties to such unconsummated merger shall pay its own expenses, it being understood that any expenses incurred in connection with such unconsummated merger in connection with the printing of the S-4 Registration Statement and the Information Statement, the real estate appraisals, the fairness opinions and any environmental audits of the properties of the Partnerships and preparation for real estate closings, and any filing fees under the Securities Act and the Securities Exchange Act of 1934, as amended, shall be paid 50% by PSA and 50% by PSOP or the applicable Partnership or Partnerships (allocated pro rata based on the Partnerships’ respective Net Asset Values).

11.2           Survival of Representations, Warranties and Covenants.  The respective representations and warranties of PSA, PSOP and the Partnerships contained herein or in any certificate or document delivered pursuant hereto shall expire with and be terminated and extinguished by the effectiveness of the PSOP Merger and the Partnership Mergers and shall not survive the Effective Time. The sole right and remedy arising from a misrepresentation or breach of warranty, or from the failure of any of the conditions to be met, shall be the termination of this Agreement by the other party. This Section 11.2 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.

11.3           Modification or Amendment.  The parties may modify or amend this Agreement by written agreement authorized by the Board of Directors of PSOP, the Board of Trustees of PSA and the general partners of the Partnerships and executed and delivered by the parties; provided, however, that after approval of this Agreement by the limited partners of the Partnerships, no amendment shall be made which changes any of the principal terms of the PSOP Merger or the Partnership Mergers or this Agreement, without the approval of such limited partners.

11.4           Waiver of Conditions.  The conditions to each of the parties’ obligations to consummate the PSOP Merger and the Partnership Mergers are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

11.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

11.6           Interpretation.  This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. Each of the capitalized terms defined in this Agreement shall, for all purposes of this Agreement (and whether defined in the plural and used in the singular, or vice versa), have the respective meaning assigned to such term in the Section in which such meaning is set forth. References in this Agreement to “parties” or a “party” refer to parties to this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. “Including” means “including without limitation.”

11.7           Tax Treatment.

  11.7.1      The PSOP Merger.  PSA and PSOP intend that the PSOP Merger be treated as a “reorganization” within the meaning of Section 368 of the Code, and neither PSA and PSOP will take any action or position inconsistent with such treatment.

  11.7.2      The Partnership Mergers.  The parties intend that each of the Partnership Mergers be treated for federal income tax purposes and pursuant to Revenue Ruling 99-6, as follows: (1) to each of the limited partners (other than PSA), as a sale of their respective interests in the relevant Partnership to PSA, and (2) to PSA, as if each such Partnership had made a liquidating distribution of all of its assets, followed by a purchase by PSA of the former assets of each such Partnership deemed to have been distributed as part of each such liquidating distribution to partners other than it.  No party shall take any action or position inconsistent with such treatment.

11.8             Headings.  The descriptive headings contained in the Sections and subsections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.9             Parties in Interest.  This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, and shall confer no right, benefit or interest upon any other person, including shareholders of the respective parties.

11.10           Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by U.S. mail, postage prepaid, addressed as follows or such other address as the party to be notified has furnished in writing by a notice given in accordance with this Section 11.10:

If to PSA or to Subs:

Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

If to PSOP:

Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

If to the Partnerships:

Public Storage Partners, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Public Storage Partners II, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Public Storage Properties, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Public Storage Properties IV, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Public Storage Properties V, Ltd.
c/o Public Storage
701 Western Avenue
Glendale, California 91201-2349
Attention: Legal Department

Any such notice or communication shall be deemed given as of the date of delivery, if delivered personally, or on the second day after deposit with the U.S. Postal Service, if sent by U.S. mail.

11.11           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

11.12           Assignment.  No rights, interests or obligations of either party under this Agreement may be assigned or delegated without the prior written consent of the other parties.

11.13           Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether written or oral.

        11.14           Severable Provisions.  If any of the provisions of this Agreement may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PUBLIC STORAGE, a Maryland real estate investment trust

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PS ORANGECO PARTNERSHIPS, INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PARTNERS, LTD., a California limited partnership

By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PARTNERS II, LTD., a California limited partnership

By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PROPERTIES, LTD., a California limited partnership

By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

By:	/s/B. Wayne Hughes
B. Wayne Hughes
Its:           General Partner

PUBLIC STORAGE PROPERTIES IV, LTD., a California limited partnership

By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

By:	/s/ B. Wayne Hughes
B. Wayne Hughes
Its:           General Partner

PUBLIC STORAGE PROPERTIES V, LTD., a California limited partnership
By:	Public Storage, a Maryland real estate investment trust
Its:	General Partner

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

By:	/s/B. Wayne Hughes
B. Wayne Hughes
Its:           General Partner

PUBLIC STORAGE PARTNERS MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PARTNERS II MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PROPERTIES MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PROPERTIES IV MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President

PUBLIC STORAGE PROPERTIES V MERGER CO., INC., a California corporation

By:           /s/John Reyes
Name:      John Reyes
Its:           Senior Vice President